Exhibit 10.1

AMENDMENT TO

Administrative Services AGREEMENT

THIS AMENDMENT TO ADMINISTRATIVE Services AGREEMENT (this “Amendment”), dated as of July 31, 2026 (the “Amendment Effective Date”), is entered into by and between AmperCap Acquisition Company, a blank check company incorporated in the Cayman Islands (the “Company”) and AmperSPAC LLC, a Delaware limited liability company (the “Sponsor” and “Services Provider”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Administrative Services Agreement (as defined below).

RECITALS

A.  The Company and the Sponsor are party to that certain Administrative Services Agreement (as amended from time to time, the “Administrative Services Agreement”), dated as of June 2, 2026.

B.  The Company and the Sponsor desire to amend the Administrative Services Agreement as set forth herein.

AGREEMENTS

In consideration of the mutual premises, covenants and agreements of the parties hereto as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.  Amendment. Section (i) of the Administrative Services Agreement is hereby amended and restated in its entirety as follows:

“The Services Provider shall make available (or cause other persons to make available) to the Company, at 12 East 49th Street, 18th Floor, New York, NY 10017 (or any successor location of the Services Provider), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. As reimbursement therefor, the Company shall pay the Services Provider (and the Services Provider will receive on behalf of itself or, to the extent it causes another person to make support available to the Company, as nominee on behalf of such other person) the sum of $5,000 per month beginning on the Listing Date and continuing monthly thereafter until the Termination Date (the “Services Fee”). Effective July 1, 2026, such payments shall be made in advance on a quarterly basis in the first month of each calendar quarter; provided that any portion of the Services Fee that has been paid for a given month but has not accrued as of the Termination Date shall be refunded to the Company within five (5) business days of the Termination Date. As example, if the Termination Date is November 20, 2026 and the last quarterly payment was made on October 1, 2026, then the Sponsor shall refund $5,000 (representing the Services Fee for the month of December 2026 that has not yet accrued) to the Company within five (5) business days of the Termination Date.”

2.  Entire Agreement. This Amendment and the Administrative Services Agreement constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. After the Amendment Effective Date, any reference to the Administrative Services Agreement shall mean the Administrative Services Agreement, as amended and modified by this Amendment. In the event of an inconsistency between the terms of the Administrative Services Agreement and this Amendment, this Amendment will control.

3.  Limited Amendment. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Administrative Services Agreement except as expressly provided for in this Amendment, and all other terms, conditions and obligations set forth in the Administrative Services Agreement shall continue in full force and effect and are hereby reaffirmed by the parties hereto.

4.  Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, will be deemed an original, and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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The parties hereto have executed this Amendment to Administrative Services Agreement as of the date first written above.

AMPERCAP ACQUISITION COMPANY

By:	/s/ Harish Dadoo Gonzalez
Name:	Harish Dadoo Gonzalez
Title:	Co-Chief Executive Officer

AMPERSPAC LLC

By:	/s/ Alberto Gutiérrez Pier
Name:	Alberto Gutiérrez Pier
Title:	Managing Member